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                                                                    EXHIBIT 2.2


                              GERALD STEVENS, INC.
                               CALCOR ACQUISITION
                       301 East Las Olas Blvd., Suite 300
                          Ft. Lauderdale, Florida 33301

                                  July 30, 1999

Calyx & Corolla, Inc.
185 Berry Street
Suite 6200
San Francisco, California 94107


Ladies and Gentlemen:

                  This letter agreement (this "Agreement") relates to that certain Agreement and Plan of Merger dated as of May 11, 1999 (the "Merger Agreement") by and among Calyx & Corolla, Inc., a California corporation (the "Company"), Gerald Stevens, Inc., a Delaware corporation ("GSI"), and Calcor Acquisition ("Calcor"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Merger Agreement.

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, we hereby agree as follows:

                  1. PERMITTED FEES AND EXPENSES. Section 9.1 of the Merger Agreement is hereby amended by adding the following at the end thereof:

                  "Notwithstanding anything herein to the contrary, in the event the Closing occurs, the Parent shall assume and pay all of the Company's reasonable accounting fees and expenses and legal fees and expenses related solely and directly to the Merger; provided, however, that any such fees and expenses or other advisory fees incurred by the Company on its own behalf or on behalf of its directors, officers or shareholders in connection with the Merger which do not constitute Permitted Fees and Expenses shall reduce the Merger Consideration Dollar Value on a dollar-for-dollar basis, subject to, however, and modified to the extent provided in, any and all representations made by the parties to the Company's accountants in connection with the opinion referred to in Section 3.4(i) hereof."


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                  2. MISCELLANEOUS. This Agreement (i) shall be binding upon the parties hereto and their respective successors, agents, representatives, assigns, officers, directors and employees; (ii) may not be amended or modified except in writing; (iii) represents the entire understanding between the parties with respect to the subject matter hereof; (iv) may be executed in separate counterparts, each of which shall be deemed an original but all such counterparts shall together constitute one and the same instrument; and (v) shall be governed by and construed in accordance with the internal laws of the State of California. Except for the foregoing, the provisions of the Merger Agreement shall govern the subject matter hereof as it relates to the Merger Agreement; provided that, in the event of any conflict between the Merger Agreement and this Agreement, the provisions of this Agreement shall govern.






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                  If you agree with the foregoing terms, please indicate your acceptance thereof by signing where indicated below.


                                      Very truly yours,


                                      GERALD STEVENS, INC.


                                      By:   /s/ Adam D. Phillips
                                           -----------------------------------
                                      Name:  Adam D. Phillips
                                            ----------------------------------
                                      Title: Senior Vice President
                                            ----------------------------------


                                      CALCOR ACQUISITION



                                      By:   /s/ Adam D. Phillips
                                           -----------------------------------
                                      Name:  Adam D. Phillips
                                            ----------------------------------
                                      Title: Senior Vice President
                                            ----------------------------------



ACKNOWLEDGED AND AGREED:

CALYX & COROLLA, INC.



By:  /s/ Ruth M. Owades
    ------------------------------------
Name:  Ruth M. Owades
      ----------------------------------
Title: President
      ----------------------------------


Date: July 30, 1999